Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS; REAFFIRMS 2013 GUIDANCE

•	Reports quarterly revenue of $2.0 billion, an increase of 6% over the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $1.16, an increase of 10% over last year

•	Achieves adjusted quarterly diluted earnings per share from continuing operations of $1.09, excluding tax benefits of $0.07, up 7% from an adjusted prior year

•	Reaffirms 2013 full year revenue growth of 7% to 9% and diluted earnings per share from continuing operations in the range of $5.05 to $5.35

Downers Grove, Illinois, January 24, 2013 — Dover (NYSE: DOV) announced today that for the fourth quarter ended December 31, 2012, revenue was $2.0 billion, an increase of 6% over the prior year period. The revenue increase was driven by organic growth of 2% and a 5% increase from acquisitions, offset in part by a 1% unfavorable impact from foreign exchange. Earnings from continuing operations were $208.2 million, or $1.16 diluted earnings per share (“EPS”), compared to $197.3 million, or $1.05 EPS, in the prior year period, representing increases in earnings from continuing operations and EPS of 6% and 10%, respectively. Excluding the impact of tax benefits of $0.07 EPS recognized in the current quarter and $0.03 EPS recognized in the prior year period, adjusted EPS from continuing operations for the fourth quarter of 2012 was $1.09, reflecting an increase of 7% over an adjusted EPS of $1.02 in the prior year period.

Revenue for the year ended December 31, 2012 was $8.1 billion, an increase of 10% over the prior year, reflecting organic growth of 5%, a 6% increase from acquisitions and a 1% unfavorable impact from foreign exchange. Earnings from continuing operations for the year ended December 31, 2012 were $833.1 million, or $4.53 EPS, compared to $773.2 million, or $4.09 EPS in the prior year period, representing an increase in earnings from continuing operations of 8% and an increase in EPS of 11%. Excluding the impact of tax benefits of $0.09 EPS in the current year and $0.22 EPS in the prior year, adjusted EPS from continuing operations for the year ended December 31, 2012 was $4.44, an increase of 15% over an adjusted EPS of $3.87 in the prior year.

Commenting on the fourth quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, “I am pleased with our fourth quarter results as all our segments recorded organic growth, and the majority of our end-markets continued to show strength in orders, despite uncertain economic conditions. Within Communication Technologies, we saw the continuation of a strong smart phone market and we achieved improved sequential performance at Sound Solutions. Our Energy segment demonstrated its resiliency by posting modest organic growth despite a lower North American rig count. Engineered Systems continued to see a very active refrigeration and food equipment market, while Printing & Identification's fast moving consumer goods market continued to expand. We also closed several acquisitions in the quarter, most notably

Anthony, which will strengthen our refrigeration product offering and expand our markets and channels.”

“For the year, we generated nearly $1 billion in free cash flow, supported by strong cash conversion in the fourth quarter. Our solid cash flow is a key element in the continued execution of our capital allocation strategy. Specifically, we made significant internal and acquisition investments in our five key growth spaces, we returned cash in the form of expanded dividends and began execution on our $1 billion share repurchase program announced in November.”

“Looking ahead, our full year view of 2013 is unchanged from our December 10, 2012 investor day guidance. We expect full year organic growth of 3% to 5% complemented by acquisition growth of 4%, resulting in revenue growth of 7% to 9%. The benefits of leverage on volume coupled with a lower share count from our repurchase program will help us deliver solid earnings growth. Accordingly, we are reaffirming full year diluted EPS from continuing operations in the range of $5.05 - $5.35.”

Net earnings for the fourth quarter of 2012 were $159.9 million or $0.89 EPS, including a net loss from discontinued operations of $48.4 million, or $0.27 EPS, compared to net earnings of $278.3 million, or $1.49 EPS, for the same period of 2011, which included net income from discontinued operations of $81.0 million, or $0.43 EPS. As previously announced, two non-core businesses serving the electronic assembly and test markets were reclassified to discontinued operations during the fourth quarter, with the intent to divest these businesses in 2013. In connection with the plan to divest, a goodwill impairment charge of $51.9 million, net of tax, or $0.29 EPS was recognized, which is reflected within discontinued operations in the fourth quarter and full year periods. Net earnings for the year ended December 31, 2012 were $811.1 million, or $4.41 EPS, including a net loss from discontinued operations of $22.0 million, or $0.12 EPS, compared to net earnings of $895.2 million, or $4.74 EPS for the same period of 2011, which included net income from discontinued operations of $122.1 million or $0.65 EPS.

Dover will host a webcast of its fourth quarter 2012 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, January 24, 2013. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s fourth quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues of over $8 billion. For over 50 years, Dover has been delivering outstanding products and services that reflect its market leadership and commitment to operational and technical excellence. The Company's entrepreneurial business model encourages, promotes and fosters deep customer engagement which has led to Dover's well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Headquartered in Downers Grove, Illinois, Dover employs 35,000 people worldwide. Dover is traded on the New York Stock Exchange under “DOV.” Additional information is available on our website at www.dovercorporation.com.

Forward-Looking Statement:

This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover companies operate and the U.S. and global economies. Statements in this press release that are not historical may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “hope,” “forecast” and “management is of the opinion,” use of future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, uncertainties in the credit and capital markets, interest rates, currency exchange rates, the world economy and sovereign credit, especially in Europe; political events and possible future terrorist threats that could impact countries where Dover does business or the worldwide economy; the impact of natural disasters and their effect on global supply chains and energy markets; increases in the cost of raw materials; the Company's ability to achieve expected savings from integration, synergy and other cost-control initiatives; the ability to identify and successfully consummate value-adding acquisition opportunities; increased competition and pricing pressures in the markets served by Dover's operating companies; the ability of Dover's companies to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements; the impact of loss of a single-source manufacturing facility; changes in customer demand; a downgrade in Dover's credit ratings; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; domestic and foreign governmental and public policy changes including environmental regulations, tax policies, export subsidy programs, R&E credits and other similar programs; unforeseen developments in contingencies such as litigation; protection and validity of patent and other intellectual property rights; and the cyclical nature of some of Dover's companies. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover undertakes no obligation to update any forward-looking statement.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2012

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenue	$2,013,831	$1,890,962	$8,104,339	$7,369,154
Cost of goods and services	1,240,087	1,172,629	4,997,274	4,524,351
Gross profit	773,744	718,333	3,107,065	2,844,803
Selling and administrative expenses	469,668	434,732	1,841,688	1,720,954
Operating earnings	304,076	283,601	1,265,377	1,123,849
Interest expense, net	30,996	29,057	121,141	115,525
Other expense (income), net	809	(3,265)	6,665	(1,938)
Earnings before provision for income taxes and discontinued operations	272,271	257,809	1,137,571	1,010,262
Provision for income taxes	64,047	60,542	304,452	237,076
Earnings from continuing operations	208,224	197,267	833,119	773,186
Earnings (loss) from discontinued operations, net (1)	(48,364)	81,022	(22,049)	122,057
Net earnings	$159,860	$278,289	$811,070	$895,243

Basic earnings per common share:
Earnings from continuing operations	$1.17	$1.07	$4.59	$4.16
Earnings (loss) from discontinued operations, net (1)	(0.27)	0.44	(0.12)	0.66
Net earnings	0.90	1.51	4.47	4.82

Weighted average shares outstanding	177,257	184,686	181,551	185,882

Diluted earnings per common share:
Earnings from continuing operations	$1.16	$1.05	$4.53	$4.09
Earnings (loss) from discontinued operations, net (1)	(0.27)	0.43	(0.12)	0.65
Net earnings	0.89	1.49	4.41	4.74

Weighted average shares outstanding	179,365	187,208	183,993	188,887

Dividends paid per common share	$0.35	$0.315	$1.33	$1.18

(1)
For the three months and year ended December 31, 2012, the loss from discontinued operations, net reflects a goodwill impairment charge of approximately $64 million ($52 million, net of tax) recognized in connection with the reclassification of Everett Charles Technologies and DEK to discontinued operations.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2012					2011
	Q1	Q2	Q3	Q4	FY 2012	Q1	Q2	Q3	Q4	FY 2011
REVENUE
Communication Technologies	$357,575	$361,689	$396,470	$400,851	$1,516,585	$269,582	$288,843	$405,357	$396,295	$1,360,077

Energy	531,570	538,786	562,263	539,985	2,172,604	425,424	454,327	510,608	510,390	1,900,749

Engineered Systems
Fluid Solutions	180,364	211,974	218,324	206,500	817,162	163,196	178,031	173,804	162,590	677,621
Refrigeration & Industrial	642,213	674,501	674,116	613,012	2,603,842	560,453	645,573	649,768	568,844	2,424,638
Eliminations	(453)	(352)	(319)	(336)	(1,460)	(382)	(424)	(431)	(287)	(1,524)
	822,124	886,123	892,121	819,176	3,419,544	723,267	823,180	823,141	731,147	3,100,735

Printing & Identification	243,570	251,875	246,945	254,141	996,531	240,775	253,226	260,546	253,689	1,008,236

Intra-segment eliminations	(225)	(184)	(194)	(322)	(925)	—	18	(102)	(559)	(643)

Total consolidated revenue	$1,954,614	$2,038,289	$2,097,605	$2,013,831	$8,104,339	$1,659,048	$1,819,594	$1,999,550	$1,890,962	$7,369,154

NET EARNINGS
Segment Earnings:
Communication Technologies	$46,556	$50,322	$63,706	$58,376	$218,960	$47,325	$54,527	$53,433	$71,097	$226,382
Energy	132,115	133,936	139,038	133,561	538,650	93,051	110,447	125,268	121,871	450,637
Engineered Systems	122,092	133,808	144,245	101,807	501,952	98,235	128,570	125,529	92,852	445,186
Printing & Identification	26,089	28,918	39,502	40,650	135,159	31,985	35,294	40,843	33,439	141,561
Total Segments	326,852	346,984	386,491	334,394	1,394,721	270,596	328,838	345,073	319,259	1,263,766
Corporate expense / other	36,546	36,335	32,001	31,127	136,009	36,112	35,391	34,083	32,393	137,979
Net interest expense	30,031	29,715	30,399	30,996	121,141	28,319	28,093	30,056	29,057	115,525
Earnings from continuing operations before provision for income taxes	260,275	280,934	324,091	272,271	1,137,571	206,165	265,354	280,934	257,809	1,010,262
Provision for income taxes	73,866	75,778	90,761	64,047	304,452	51,020	52,095	73,419	60,542	237,076
Earnings from continuing operations	186,409	205,156	233,330	208,224	833,119	155,145	213,259	207,515	197,267	773,186
Earnings (loss) from discontinued operations, net	9,654	8,945	7,716	(48,364)	(22,049)	39,760	36,510	(35,235)	81,022	122,057
Net earnings	$196,063	$214,101	$241,046	$159,860	$811,070	$194,905	$249,769	$172,280	278,289	$895,243

SEGMENT OPERATING MARGIN
Communication Technologies	13.0%	13.9%	16.1%	14.6%	14.4%	17.6%	18.9%	13.2%	17.9%	16.6%
Energy	24.9%	24.9%	24.7%	24.7%	24.8%	21.9%	24.3%	24.5%	23.9%	23.7%
Engineered Systems	14.9%	15.1%	16.2%	12.4%	14.7%	13.6%	15.6%	15.2%	12.7%	14.4%
Printing & Identification	10.7%	11.5%	16.0%	16.0%	13.6%	13.3%	13.9%	15.7%	13.2%	14.0%
Total Segment	16.7%	17.0%	18.4%	16.6%	17.2%	16.3%	18.1%	17.3%	16.9%	17.1%

DEPRECIATION AND AMORTIZATION EXPENSE
Communication Technologies	$31,513	$32,828	$32,997	$35,281	$132,619	$18,685	$18,533	$34,360	$30,261	$101,839
Energy	21,184	23,533	24,639	25,721	95,077	18,573	18,765	19,399	21,082	77,819
Engineered Systems	19,582	23,913	23,060	27,066	93,621	18,415	18,816	18,332	19,213	74,776
Printing & Identification	8,331	8,496	8,777	7,998	33,602	8,163	8,476	8,364	8,479	33,482
Corporate	700	765	842	359	2,666	586	626	636	713	2,561
	$81,310	$89,535	$90,315	$96,425	$357,585	$64,422	$65,216	$81,091	$79,748	$290,477

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2012					2011
	Q1	Q2	Q3	Q4	FY 2012	Q1	Q2	Q3	Q4	FY 2011
BOOKINGS
Communication Technologies	$356,386	$383,135	$412,092	$352,629	$1,504,242	$274,611	$309,734	$410,616	$349,579	$1,344,540

Energy	585,775	530,352	526,824	550,091	2,193,042	495,125	472,543	498,212	519,525	1,985,405

Engineered Systems
Fluid Solutions	184,711	204,139	197,767	209,872	796,489	173,626	175,539	174,772	158,895	682,832
Refrigeration & Industrial	711,911	666,223	600,065	606,931	2,585,130	660,449	623,929	602,488	625,840	2,512,706
Eliminations	(408)	(376)	(258)	(399)	(1,441)	(733)	(884)	179	(1,378)	(2,816)
	896,214	869,986	797,574	816,404	3,380,178	833,342	798,584	777,439	783,357	3,192,722

Printing & Identification	249,773	251,733	244,611	252,937	999,054	247,812	254,226	262,685	253,632	1,018,355

Intra-segment eliminations	(609)	(222)	(760)	(1,017)	(2,608)	(2,736)	(3,370)	(2,453)	(3,153)	(11,712)

Total consolidated bookings	$2,087,539	$2,034,984	$1,980,341	$1,971,044	$8,073,908	$1,848,154	$1,831,717	$1,946,499	$1,902,940	$7,529,310

BACKLOG
Communication Technologies	$435,912	$457,624	$473,007	$424,144		$410,843	$431,558	$483,512	$437,320

Energy	296,360	282,364	248,233	256,093		240,198	255,889	243,401	246,351

Engineered Systems
Fluid Solutions	191,327	172,300	156,191	160,890		57,357	54,945	55,230	54,194
Refrigeration & Industrial	598,910	586,824	515,285	516,559		544,995	523,011	469,876	528,118
Eliminations	(132)	(155)	(94)	(157)		(339)	(526)	(94)	(177)
	790,105	758,969	671,382	677,292		602,013	577,430	525,012	582,135

Printing & Identification	102,117	98,216	98,356	97,857		100,231	101,426	97,405	94,557

Intra-segment eliminations	(986)	(647)	(324)	$(590)		(704)	(1,177)	(890)	(193)

Total consolidated backlog	$1,623,508	$1,596,526	$1,490,654	$1,454,796		$1,352,581	$1,365,126	$1,348,440	$1,360,170

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2012					2011
	Q1	Q2	Q3	Q4	FY 2012	Q1	Q2	Q3	Q4	FY 2011
Basic earnings (loss) per common share:
Continuing operations	$1.01	$1.12	$1.28	$1.17	$4.59	$0.83	$1.14	$1.12	$1.07	$4.16
Discontinued operations	0.05	0.05	0.04	(0.27)	(0.12)	0.21	0.20	(0.19)	0.44	0.66
Net earnings	1.07	1.17	1.33	0.90	4.47	1.04	1.34	0.93	1.51	4.82

Diluted earnings (loss) per common share:
Continuing operations	$1.00	$1.10	$1.27	$1.16	$4.53	$0.82	$1.12	$1.10	$1.05	$4.09
Discontinued operations	0.05	0.05	0.04	(0.27)	(0.12)	0.21	0.19	(0.19)	0.43	0.65
Net earnings	1.05	1.15	1.31	0.89	4.41	1.03	1.32	0.91	1.49	4.74

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$1.01	$1.10	$1.25	$1.09	$4.44	$0.78	$0.99	$1.08	$1.02	$3.87

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$186,409	$205,156	$233,330	$208,224	$833,119	$155,145	$213,259	$207,515	$197,267	$773,186
Discontinued operations	9,654	8,945	7,716	(48,364)	(22,049)	39,760	36,510	(35,235)	81,022	122,057
Net earnings	196,063	214,101	241,046	159,860	811,070	194,905	249,769	172,280	278,289	895,243

Average shares outstanding:
Basic	183,737	183,494	181,763	177,257	181,551	186,659	186,443	185,770	184,686	185,882
Diluted	186,706	185,780	183,932	179,365	183,993	190,090	189,705	188,436	187,208	188,887

Note:
Earnings from continuing operations are adjusted by discrete and other tax items to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2012					2011
	Q1	Q2	Q3	Q4	FY 2012	Q1	Q2	Q3	Q4	FY 2011
Adjusted earnings from continuing operations:
Earnings from continuing operations	$186,409	$205,156	$233,330	$208,224	$833,119	$155,145	$213,259	$207,515	$197,267	$773,186
Gains (losses) from discrete and other tax items	(1,610)	(372)	4,513	13,606	16,137	8,016	24,983	2,777	4,967	40,743
Adjusted earnings from continuing operations	$188,019	$205,528	$228,817	$194,618	$816,982	$147,129	$188,276	$204,738	$192,300	$732,443

Adjusted diluted earnings per common share:
Earnings from continuing operations	$1.00	$1.10	$1.27	$1.16	$4.53	$0.82	$1.12	$1.10	$1.05	$4.09
Gains (losses) from discrete and other tax items	(0.01)	—	0.02	0.07	0.09	0.04	0.13	0.02	0.03	0.22
Adjusted earnings from continuing operations	$1.01	$1.10	$1.25	$1.09	$4.44	$0.78	$0.99	$1.08	$1.02	$3.87

* Per share data may not add due to rounding.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)(in thousands)

	December 31, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$800,076	$1,206,755
Receivables, net of allowances	1,225,898	1,118,848
Inventories, net	872,841	733,807
Deferred tax and other current assets	129,029	188,768
Property, plant and equipment, net	1,167,052	970,703
Goodwill	4,094,650	3,506,975
Intangible assets, net	1,645,420	1,184,505
Other assets	111,432	103,331
Assets of discontinued operations	397,545	486,860
Total assets	$10,443,943	$9,500,552

Liabilities and Stockholders' Equity:
Notes payable and current maturities of long-term debt	$610,766	$1,022
Payables and accrued expenses	1,375,862	1,148,500
Deferred taxes and other noncurrent liabilities	1,139,777	958,341
Long-term debt	2,189,350	2,186,230
Liabilities of discontinued operations	208,958	275,904
Stockholders' equity	4,919,230	4,930,555
Total liabilities and stockholders' equity	$10,443,943	$9,500,552

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2012	2011
Operating activities:
Net earnings	$811,070	$895,243
Loss (gain) from discontinued operations, net	22,049	(122,057)
Depreciation and amortization	357,585	290,477
Stock-based compensation	30,884	25,130
Contributions to employee benefit plans	(48,576)	(63,567)
Net change in assets and liabilities	88,148	(76,362)
Net cash provided by operating activities of continuing operations	1,261,160	948,864

Investing activities:
Additions to property, plant and equipment	(297,012)	(262,676)
Acquisitions, including adjustment for prior year acquisition purchase price (net of cash and cash equivalents acquired)	(1,035,433)	(1,382,217)
Proceeds from sale of short-term investments	—	124,410
Proceeds from the sale of businesses	—	516,901
Other	(13,443)	(8,848)
Net cash used in investing activities of continuing operations	(1,345,888)	(1,012,430)

Financing activities:
Net increase in debt and notes payable	603,918	371,315
Purchase of common stock	(748,955)	(242,488)
Proceeds from exercise of stock options and SARs, including tax benefits	43,054	39,826
Dividends to stockholders	(240,959)	(219,154)
Net cash used in financing activities of continuing operations	(342,942)	(50,501)

Net cash provided by discontinued operations	4,879	117,311

Effect of exchange rate changes on cash	16,112	16,150

Net (decrease) increase in cash and cash equivalents	(406,679)	19,394
Cash and cash equivalents at beginning of period	1,206,755	1,187,361
Cash and cash equivalents at end of period	$800,076	$1,206,755

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2012					2011
	Q1	Q2	Q3	Q4	FY 2012	Q1	Q2	Q3	Q4	FY 2011
Cash flow from operating activities	$161,327	$243,363	$285,811	$570,659	$1,261,160	$100,153	$195,250	$323,355	$330,106	$948,864
Less: Additions to property, plant and equipment	(68,249)	(72,758)	(67,842)	(88,163)	(297,012)	(49,528)	(71,106)	(63,741)	(78,301)	(262,676)
Free cash flow	$93,078	$170,605	$217,969	$482,496	$964,148	$50,625	$124,144	$259,614	$251,805	$686,188

Free cash flow as a percentage of earnings from continuing operations	49.9%	83.2%	93.4%	231.7%	115.7%	32.6%	58.2%	125.1%	127.6%	88.7%

Free cash flow as a percentage of revenue	4.8%	8.4%	10.4%	24.0%	11.9%	3.1%	6.8%	13.0%	13.3%	9.3%

ADDITIONAL INFORMATION

FOURTH QUARTER AND FULL YEAR 2012

Acquisitions

During the fourth quarter of 2012, the Company completed four acquisitions, three in the Engineered Systems segment and one in the Energy segment. The fourth quarter acquisitions were largely funded with commercial paper borrowings. For the full year 2012, Dover made a total of seven acquisitions for consideration totaling $1.2 billion. This included the Engineered Systems' acquisitions of Maag Pump Systems in the first quarter and Anthony International in the fourth quarter.

Discontinued Operations

The Company did not dispose of any businesses in 2012. However, in the fourth quarter, the Company announced its intent to divest Everett Charles Technologies and DEK, two non-core businesses serving the electronic assembly and test markets. The results of operations and cash flows of these businesses have been reclassified to discontinued operations and the assets and liabilities of these businesses have been segregated within assets and liabilities of discontinued operations for all periods presented herein. In the fourth quarter of 2012, the Company recognized a goodwill impairment charge of $63.8 million ($51.9 million, net of tax) in connection with the intended divestiture. As a result, for the fourth quarter and full year periods of 2012, the Company generated net after-tax losses from discontinued operations of $0.27 diluted earnings per share ("EPS") and $0.12 EPS, respectively, reflecting the earnings from discontinued operations, offset by the fourth quarter goodwill impairment charge.

Tax Rate

The effective tax rate on continuing operations was 23.5% for the fourth quarters of 2012 and 2011. On a full year basis, the effective tax rates on continuing operations for 2012 and 2011 were 26.8% and 23.5%, respectively. The 2012 and 2011 rates were favorably impacted by discrete and other items, as shown in the reconciliation for quarterly earnings per share included herein. After adjusting for discrete and other items, the fourth quarter effective tax rates were 28.5% and 25.4% for 2012 for 2011, respectively, and the full year rates were 28.2% and 27.5% for 2012 and 2011, respectively. The higher rates for the quarter and full year of 2012 reflect the impact of a higher proportion of U.S. earnings, partly offset by lower effective tax rates in foreign jurisdictions.

Revenue Growth Factors

	2012
	Q1	Q2	Q3	Q4	Full Year
Organic	12.6%	6.1%	2.3%	2.1%	5.5%
Acquisitions	5.9%	7.8%	4.8%	4.8%	5.8%
Currency translation	(0.7)%	(1.9)%	(2.2)%	(0.4)%	(1.3)%
	17.8%	12.0%	4.9%	6.5%	10.0%

Free Cash Flow

The following table is a reconciliation of free cash flow (a non-GAAP measure) from cash flow provided by operating activities:

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Free Cash Flow (dollars in thousands)
Cash flow provided by operating activities	$570,659	$330,106	$1,261,160	$948,864
Less: Capital expenditures	(88,163)	(78,301)	(297,012)	(262,676)
Free cash flow	$482,496	$251,805	$964,148	$686,188

Free cash flow as a percentage of revenue	24.0%	13.3%	11.9%	9.3%

Free cash flow as a percentage of earnings from continuing operations			115.7%	88.7%

The full year increase in 2012 free cash flow reflects higher earnings from continuing operations before depreciation and amortization and a $129 million positive change in working capital year-over-year, offset in part by higher capital expenditures in 2012 necessary to fund expansion in the Company’s high-growth businesses.

Share Repurchases

During the year ended December 31, 2012, the Company purchased approximately 12.3 million shares of its common stock in the open market at an average price of $60.36 per share. The repurchases through November 1 were made pursuant to the Company's standing five-year authorization, which was renewed in May of 2012. At December 31, 2012, approximately 3.9 million shares remain authorized for repurchase under the current authorization, which expires in May of 2017. Repurchases subsequent to November 1 were made pursuant to an additional share repurchase program approved in November 2012, which authorized $1 billion for share repurchases over the next 12 to 18 months. At December 31, 2012, approximately $750 million remains available for repurchases under this program.

Capitalization
The following table provides a summary reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (in thousands)	December 31, 2012	December 31, 2011
Current maturities of long-term debt	$3,266	$1,022
Commercial paper	607,500	—
Long-term debt	2,189,350	2,186,230
Total debt	2,800,116	2,187,252
Less: Cash and cash equivalents	(800,076)	(1,206,755)
Net debt	2,000,040	980,497
Add: Stockholders' equity	4,919,230	4,930,555
Net capitalization	$6,919,270	$5,911,052
Net debt to net capitalization	28.9%	16.6%

Non-GAAP Information:

These Investor Supplement tables contain non-GAAP measures of adjusted earnings from continuing operations used in calculating adjusted diluted earnings per common share, as management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. The company has also disclosed herein a number of non-GAAP measures related to free cash flow and the ratio of net debt to net capitalization. Management believes these metrics are important measures of the company's operating performance and liquidity. Free cash flow information provides both management and investors a measurement of cash generated from operations that is available to fund acquisitions, pay dividends, repay debt and repurchase common stock, while the net debt to net capitalization ratio is helpful in evaluating the company's capital structure and the amount of leverage employed.